UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CUSTOMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	27-2290659
(State of incorporation or organization)	(IRS Employer Identification No.)

1015 Penn Avenue, Suite 103 Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Voting Common Stock, $1.00 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Voting Common Stock, $1.00 par value per share, of Customers Bancorp, Inc. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the heading “Description of Voting Common Stock and Class B Non-Voting Common Stock” in the Registrant’s prospectus dated April 30, 2013 that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-188040) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference. In addition, any description of the Voting Common Stock included in the form of the prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Jay S. Sidhu
Name:	Jay S. Sidhu
Title:	Chairman and Chief Executive Officer

Date: May 15, 2013